UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2014

Commission File Number: 333-185267

Equisource Hotel Fund I, LLP

2009 East Windmill Lane

Las Vegas, NV 89123

702-240-0977

For correspondence, please contact:

Jillian Ivey Sidoti, Esq.

38730 Sky Canyon Drive – Ste A

Murrieta, CA 92563

  (323) 799-1342 (phone)

jillian@SyndicationLawyers.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition of Disposition of Assets

On October 10, 2014, Equisource, LLP (the “Company”) extended a $1,250,000 loan to Garden State Holdings, LLC (“Garden State”) on 10/10/14. Garden State used the proceeds to purchase a 145 room hotel in Beaumont, Texas (“Property.”)  The loan is secured by the Property.

The loan term is six months with  a 12.5% interest rate. The Company has a first lien position. There is a balloon payment of both principal and interest due in 6 months. The promissory note has a 6 month extension option for a fee. Garden State may extinguish the loan with a cash payoff or Property refinance. Garden State intends to renovate and reposition the Property, acquire a major national flag, and re-open the hotel. The Company and Garden State believe that current market indicators for feasibility, marketability, revenue, and net operating income are positive.

Broker Opinions of Value vary as this Property is currently non-operational and comparables are extremely limited.  Consensus value is approximately $3,000,000 as is.  An $8,000,000 renovation was completed in 2000, and those improvements and infrastructure are still in place.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Assets Acquired

The required financial statements for each of the transactions described in Item 2.01 above will be filed under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(b)	Pro Forma Financial Information

The required pro forma financial information for each of the transactions described in Item 2.01 above will be filed in accordance with Article 11 under cover of a Form 8-K/A as soon as practicable and no later than 71 days after the date on which this initial Current Report on Form 8-K is required to be filed.

(c)	Not applicable

(d)	Exhibits

None

Statement Regarding Forward-Looking Information

The information above contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements generally are characterized by the use of terms such as “may,” “will,” “should,” “plan,” “anticipate,” “estimate,” “intend,” “predict,” “believe” and “expect” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements, including but not limited to, the factors detailed in our S-1 Registration Statement deemed effective on February 1, 2012, and other documents filed from time to time with the Securities and Exchange Commission.

Some factors that might cause such a difference include, but are not limited to, the following: risks associated with our investment strategy; a worsening economic environment in the U.S. or globally (including financial market fluctuations); risks associated with real estate markets, including declining real estate values; the availability of proceeds from our offering of our shares; the lack of available debt for us or debt on acceptable terms; the use of debt to finance our business activities, including refinancing and interest rate risk and our failure to comply with debt covenants; increased competition for properties and/or tenants; defaults or non-renewal of leases by tenants; failure to lease properties at all or on favorable terms; material adverse actions or omissions by any joint venture partners; increases in operating costs and other expenses; losses in excess of our insurance coverage; unknown liabilities of acquired properties; changes in government regulations or accounting rules; the impact of regulations requiring periodic valuation of the Company on a per share basis; inaccuracies of our accounting estimates; and  our ability to identify and close on suitable investments. Given these uncertainties, we caution you not to place undue reliance on such statements. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Equisource Hotel Fund I, LLP

	By:	/s/ Andrew Jolley
Date: November 6, 2014		Managing Member of our General Partner
Equisource Management, LLC
Name: Andrew Jolley
(Principal Executive Officer)